UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2013

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 18 Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A1 amends the Form 8-K of Bill Barrett Corporation (the “Company”) dated January 14, 2013 and filed January 15, 2013. This Amendment is being filed to describe the terms of a Succession Agreement entered into between the Company and Kurt M. Reinecke on January 30, 2013 and to file that agreement as an exhibit.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on January 14, 2013, Kurt M. Reinecke resigned as Executive Vice President—Exploration of Bill Barrett Corporation (the “Company”). In connection with Mr. Reinecke’s resignation, the Company entered into a succession agreement with Mr. Reinecke on January 30, 2013, which is attached hereto as Exhibit 10.1 and incorporated herein by reference (the “Succession Agreement”). The Succession Agreement provides that Mr. Reinecke’s employment with the Company will terminate on February 18, 2013 (the “Termination Date”), and that, in consideration for Mr. Reinecke’s agreement to execute a release of claims in favor of the Company and its affiliates and abide by certain restrictive covenants, including noncompetition and nonsolicitation covenants for nine months following the Termination Date and perpetual confidentiality and nondisparagement covenants, he will be entitled to the following benefits on or following the Termination Date:

•	A cash severance payment in an amount equal to $794,272.50, which will be made quarterly in eight equal installments of $132,378.75 beginning on May 20, 2013;

•

If a “change in control event” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (together with any Treasury regulations promulgated or other Treasury guidance thereunder, the “Code”)) of the Company occurs prior to the last payment date, any then unpaid portion of the severance payment shall become payable within 60 days following such change in control event;

•	Continued participation in the Company’s medical and dental plans and employee assistance program for 18 months following the Termination Date; and

•	Outplacement services for three months following the Termination Date.

In addition, the Succession Agreement confirms Mr. Reinecke’s entitlement to benefits earned or accrued under other benefit plans of the Company, including settlement of his performance share awards in accordance with their existing terms, payment of a bonus for 2012 pursuant to the Company’s Performance Cash Program and the distribution of Mr. Reinecke’s accrued benefits under the Company’s 401(k) plan and deferred compensation plan. Mr. Reinecke also agreed to remain available following the Termination Date to assist the Company with the transition of his duties as Executive Vice President—Exploration. The Compensation Committee of the Board received advice from Meridian Compensation Partners, LLC, an independent compensation consultant, in structuring the Succession Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Succession Agreement, dated January 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BILL BARRETT CORPORATION
Dated: January 31, 2013	By:	/s/ Francis B. Barron
Francis B. Barron
Executive Vice President—General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

10.1	Succession Agreement, dated January 30, 2013.